UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 25, 2008
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 25, 2008, Hewlett-Packard Company (“HP”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the several underwriters named therein, for the issuance and sale by HP of $750,000,000 aggregate principal amount of the Floating Rate Global Notes due September 3, 2009 (the “2009 Global Notes”), $1,500,000,000 aggregate principal amount of the 4.50% Global Notes due March 1, 2013 (the “2013 Global Notes”) and $750,000,000 aggregate principal amount of the 5.50% Global Notes due March 1, 2018 (the “2018 Global Notes” and, together with the 2009 Global Notes and the 2013 Global Notes, the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to HP’s shelf registration statement on Form S-3 (file no. 333-134327). The closing of the offering is scheduled to occur on March 3, 2008.

The Underwriting Agreement is attached hereto as Exhibit 1.1. The forms of the 2009 Global Notes, the 2013 Global Notes and the 2018 Global Notes are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated February 25, 2008
4.1	Form of Floating Rate Global Note due September 3, 2009
4.2	Form of 4.50% Global Note due March 1, 2013
4.3	Form of 5.50% Global Note due March 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: February 29, 2008	By:	/s/ Michael J. Holston
	Name:	Michael J. Holston
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated February 25, 2008
4.1	Form of Floating Rate Global Note due September 3, 2009
4.2	Form of 4.50% Global Note due March 1, 2013
4.3	Form of 5.50% Global Note due March 1, 2018